EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(k)(1)(iii).  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.

Dated:  December 23, 2004

/s/ DANIEL C. BREEDEN, JR.
Daniel C. Breeden, Jr.

AAI/GDJ, III TRUST DATED THE
21ST DAY OF APRIL, 1998

By:	/s/ DANIEL C. BREEDEN, JR.
Daniel C. Breeden, Jr.
Trustee

AAI/SPJ TRUST DATED THE
21ST DAY OF APRIL, 1998

By:	/s/ DANIEL C. BREEDEN, JR.
Daniel C. Breeden, Jr.
Trustee